                                                                   EXHIBIT 10.52


                    FIRST AMENDMENT TO CONSULTING AGREEMENT


         This First Amendment to Consulting Agreement is dated as of May 23, 1995 and is by and between Gary White ("Consultant") and Lomas Financial Corporation (the "Company").

                 WHEREAS, the parties have come to recognize over the course of Consultant's retention that the business of the Company is inextricably linked to the operations of its principal subsidiary, Lomas Mortgage USA, Inc. ("LMUSA"); and

                 WHEREAS, the parties have come to recognize over the same period that the greatest portion of Consultant's time and effort must be devoted to LMUSA if the Company is to preserve its value to its shareholders; and

                 WHEREAS, the parties wish to formalize the contractual relationship between LMUSA and Consultant;

                 NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

                 1. Position. In addition to continuing to be an officer of the Company with the title of Senior Vice President - Control and serving as a consultant to the Company, Consultant shall continue to be an officer of LMUSA with the title of Executive Vice President and shall serve as a consultant to LMUSA and render such advice and services to LMUSA as reasonably may be requested by the Chief Executive Officer or the Board of Directors of LMUSA. Consultant shall devote such time as is necessary to the performance of his duties for LMUSA subject to Section 3 of the Consulting Agreement dated as of November 1, 1994 (the "Consulting Agreement"). Sections 1 and 3 of the Consulting Agreement are amended accordingly.

                 2. Termination. Consultant's consulting term with LMUSA shall be co-terminus with his retention by the Company subject to the terms of the Consulting Agreement. Consultant's retention by LMUSA may only be terminated concurrently with his retention by the Company as provided in
Section 6 of the Consulting Agreement.

                 3.       Specific Amendments.

                          (a) Subsection 4(d) of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

                                        (d)     Consultant shall not be
                                  eligible to participate in the "success
                                  bonus" arrangement established by the
                                  Compensation Committee of the Board of
                                  Directors for senior executives of the
                                  Company in connection with the sale of all or a substantial portion of the Company.

                          (b) Subsection 7(a) of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

                                        (a)     Status of Consultant.
                                  During the Consulting Term, Consultant shall
                                  not be an employee of the Company or LMUSA
                                  and shall not be entitled to participate in
                                  any employee benefit plans or other benefits
                                  or conditions of employment available to the
                                  employees of the Company or LMUSA except to
                                  the extent set forth in paragraphs 4(b), (c)
                                  and (e).  Consultant shall have no authority
                                  to act as an agent of the Company or LMUSA,
                                  except on authority specifically so
                                  delegated, and he shall not represent to the
                                  contrary to any person.  Consultant shall
                                  only consult, render advice and perform such
                                  tasks as Consultant determines are necessary
                                  to achieve the results specified by the
                                  Company and LMUSA.   Although the Company and
                                  LMUSA may specify the results to be achieved by the Consultant and may control and direct him in that regard, neither the Company nor LMUSA shall control or direct the Consultant as to the details or means by which such results are accomplished.

                 4. Indemnification. Consultant shall enjoy the same duty of indemnification from LMUSA as he enjoys from the Company for the performance of Consultant's duties on behalf of LMUSA.

                 5. Joint and Several Liability. The liability of LMUSA and the Company for payment of the retainer, bonus, benefits and other perquisites due Consultant under the Consulting Agreement shall be joint and several, without requirement to apportion between LMUSA and the Company the relative time and effort spent on behalf of each by Consultant.

                 6. Relation Back. This First Amendment to Consulting Agreement relates back to the execution of the Consulting Agreement such that LMUSA assumes joint and several liability for all of the Company's duties and obligations to Consultant from and after that date to and including the present and ratifies all agreements and understandings between the Company and Consultant.

                 7. Execution by LMUSA. LMUSA joins in the execution of this First Amendment to Consulting Agreement, although not originally a party to the Consulting Agreement, for the purpose of acknowledging the terms of this First Amendment to Consulting Agreement and to signify that it is contractually bound by the terms hereof.

                 IN WITNESS WHEREOF, the parties have executed this First Amendment to Consulting Agreement as of the date written above.

LOMAS FINANCIAL CORPORATION



By: /s/ ERIC D. BOOTH
   ---------------------------------------------

Its: President & Chief Executive Officer
    --------------------------------------------



LOMAS MORTGAGE USA, INC.



By: /s/ ERIC D. BOOTH
   ---------------------------------------------

Its: Chairman & Chief Executive Officer
    --------------------------------------------





             /s/ GARY WHITE
------------------------------------------------
                 Gary White





                                      -3-